Exhibit 99.1

CBAK Energy Announces the Closing of $70 Million Registered Direct Offering Priced At the Market Under Nasdaq Rules

DALIAN, China, February 10, 2021 /PRNewswire/ -- CBAK Energy Technology, Inc.  (“CBAK Energy,” or the “Company,” NASDAQ: CBAT), a leading lithium-ion battery manufacturer and electric energy solution provider, today announced that it closed a registered direct placement of approximately $70 million of its common stock, priced at the market under applicable Nasdaq rules with a price of $7.83 per share, and the concurrent private placement on February 10, 2021, as previously announced on February 8, 2021. The Company issued a total of 8,939,976 shares of common stock to certain institutional investors. The Company also issued Series A-1 Warrants to the investors to purchase a total of 4,469,988 shares of common stock and Series A-2 Warrants to purchase up to 2,234,992 shares of common stock, both of which were issued at an exercise price of $7.67 per share. Series A-1 Warrants and Series A-2 Warrants are exercisable for 42 months and 45 months, respectively, from the issue date. In addition, the Company issued Series B Warrants to the same investors to purchase a total of 4,469,988 shares of common stock at an exercise price of $7.83 per share, which are exercisable for 90 days from the issue date.

The Company intends to use the net proceeds from the offering to further accelerate the Company’s business plan, repay some of its outstanding debts, and fund any additional working capital needs.

FT Global Capital, Inc. acted as the exclusive placement agent for the offering.

Bevilacqua PLLC acted as counsel to the Company and Schiff Hardin LLP acted as counsel to the placement agent in connection with the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The common stock, Series A-2 Warrants and Series B Warrants were sold and issued pursuant to the Company’s effective shelf registration and base prospectus contained therein. The shelf registration statement on Form S-3 (File No. 333-250893) relating to this offering was filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on December 3, 2020. A prospectus supplement related to this offering was filed with the SEC on February 9, 2021 and is available at www.sec.gov. The Series A-1 Warrants were sold and issued in a concurrent private placement in reliance on an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

For further details of this transaction, please see the Current Report on Form 8-K filed with the SEC on February 9, 2021 which may be viewed at www.sec.gov.

About CBAK Energy Technology, Inc.

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise engaged in the R&D, manufacture, and sales of high power lithium batteries. The application of its products and solutions covers such areas as electric vehicles, light electric vehicles, electric tools, transportation and energy storage. As the first lithium battery company in China listed in NASDAQ in 2006, CBAK Energy possesses China’s first production base specially engaged in power battery, and has multiple operating subsidiaries in both Dalian and Nanjing and a large-scale R&D and production base in Dalian.

For more information, please visit www.cbak.com.cn

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

For More Information:

CBAK Energy Technology, Inc.

Ms. Yuna Pei

Phone: +86-0411-39185900

Email: IR@cbak.com.cn